EXHIBIT 99.1

News Release

First Solar, Inc. Announces Fourth Quarter and Full Year 2024 Financial Results and 2025 Guidance

•Net sales of $4.2 billion for 2024 and $1.5 billion for the fourth quarter
•Net income per diluted share of $12.02 for 2024 and $3.65 for the fourth quarter
•2024 year-end net cash balance of $1.2 billion
•2024 net bookings of 4.4 GW with an average selling price of 30.5 cents per watt, excluding adjusters, India domestic volume, and terminations
•2025 net sales guidance of $5.3 billion to $5.8 billion
•2025 earnings per diluted share guidance of $17.00 to $20.00
•2025 year-end net cash balance guidance of $0.7 billion to $1.2 billion

TEMPE, Arizona, February 25, 2025 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2024.

Net sales for the fourth quarter were $1.5 billion, an increase of $0.6 billion from the prior quarter. The increase was primarily a result of increased module sales in the fourth quarter. Net sales for the full year 2024 were $4.2 billion compared to $3.3 billion in the prior year. This increase was primarily driven by a higher volume of modules sold to third parties.

The Company reported fourth quarter net income per diluted share of $3.65 and full year net income per diluted share of $12.02.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the fourth quarter increased to $1.2 billion from $0.7 billion at the end of the prior quarter. The increase was primarily the result of the initial proceeds received from the sale of 2024 Section 45X tax credits and module segment operating cash flows, partially offset by capital expenditures associated with our Alabama and Louisiana facilities.

“In 2024, we continued building the foundations required for our long-term growth strategy,” said Mark Widmar, chief executive officer, First Solar. “Even as we maintained a highly selective approach to bookings, we expanded manufacturing capacity by commissioning our Alabama facility and progressed construction of our new Louisiana facility, established the infrastructure we anticipate will accelerate innovation with a new R&D center in Ohio, and produced and shipped a historic volume of modules.”

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The complete 2025 guidance is as follows:

2025 Guidance (1)
Net Sales	$5.3B to $5.8B
Gross Margin (2)	$2.45B to $2.75B
Operating Expenses (3)	$470M to $510M
Operating Income (4)	$1.95B to $2.30B
Earnings per Diluted Share	$17.00 to $20.00
Net Cash Balance (5)	$0.7B to $1.2B
Capital Expenditures	$1.3B to $1.5B
Volume Sold	18GW to 20GW
——————————
(1)Expectation of between 2.7 and 3.0 GW of module sales in the first quarter, at a gross margin similar to the full year average, resulting in first quarter Earnings per Diluted Share of between $2.20 and $2.70
(2)Assumes $50 million to $60 million of ramp and underutilization costs and $1.65 billion to $1.7 billion of Section 45X tax credits
(3)Assumes $60 million to $70 million of production start-up expense
(4)Assumes $110 million to $130 million of production start-up expense, and ramp and underutilization costs, and $1.65 billion to $1.7 billion of Section 45X tax credits
(5)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2025

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to certain factors related to the Inflation Reduction Act of 2022 (the “IRA”). Among other things, such factors include (i) the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s fourth quarter and full year 2024 financial results, 2025 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, February 25, 2025, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar, Inc. (Nasdaq: FSLR) is America's leading photovoltaic (“PV”) solar technology and manufacturing company. The only US-headquartered company among the world's largest solar manufacturers, First Solar is focused on competitively and reliably enabling power generation needs with its advanced, uniquely American thin film PV technology. Developed at research and development (“R&D”) labs in California and Ohio, the Company's technology represents the next generation of solar power generation, providing a competitive, high-performance, and responsibly produced alternative to conventional crystalline silicon PV modules. For more information, please visit www.firstsolar.com.

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For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for our technology; increased research and development investment; new capacity coming online; production and delivery of our modules; anticipated claims under our limited product warranty obligations and any related remediation commitments; our financial guidance for 2025, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted share, net cash balance, capital expenditures, expected earnings cadence; volume sold, shipments, bookings, products and our business and financial objectives for 2025; the availability of benefits under certain production linked incentive programs, and the impact of the IRA including the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the reduction, elimination, expiration or introduction of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; the passage of legislation intended to encourage renewable energy investments through tax credits, such as the IRA; the impact of the IRA on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments or interpretations of the law; interest rate fluctuations and both our and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; the performance of our solar modules upon installation; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the implementation of our Copper Replacement (“CuRe”) program; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by laws and regulations; supply chain disruptions, including demurrage and detention charges; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cybersecurity incidents including breaches or outages of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to construct new production facilities to support new product lines in line with anticipated timing; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social and governance matters; our ability to avoid manufacturing interruptions; our ability to attract and retain key executive officers and associates; the severity and duration of public health threats, and the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and

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“Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                            First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,621,376	$1,946,994
Marketable securities	171,583	155,495
Accounts receivable trade, net	1,261,049	660,776
Government grants receivable, net	403,759	659,745
Inventories	1,084,384	819,899
Other current assets	546,882	391,900
Total current assets	5,089,033	4,634,809
Property, plant and equipment, net	5,413,683	4,397,285
Deferred tax assets, net	208,808	142,819
Restricted marketable securities	199,136	198,310
Government grants receivable	157,570	152,208
Goodwill	28,335	29,687
Intangible assets, net	54,654	64,511
Inventories	275,372	266,899
Other assets	697,770	478,604
Total assets	$12,124,361	$10,365,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$482,190	$207,178
Income taxes payable	77,363	22,134
Accrued expenses	508,581	524,829
Current portion of debt	236,424	96,238
Deferred revenue	712,000	413,579
Other current liabilities	60,884	42,200
Total current liabilities	2,077,442	1,306,158
Accrued solar module collection and recycling liability	134,394	135,123
Long-term debt	373,354	464,068
Deferred revenue	1,327,825	1,591,604
Other liabilities	233,769	180,710
Total liabilities	4,146,784	3,677,663
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,060,281 and 106,847,475 shares issued and outstanding at December 31, 2024 and 2023, respectively	107	107
Additional paid-in capital	2,898,418	2,890,427
Accumulated earnings	5,263,110	3,971,066
Accumulated other comprehensive loss	(184,058)	(174,131)
Total stockholders’ equity	7,977,577	6,687,469
Total liabilities and stockholders’ equity	$12,124,361	$10,365,132

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$1,514,031	$887,668	$1,158,553	$4,206,289	$3,318,602
Cost of sales	946,370	442,357	656,520	2,348,425	2,017,923
Gross profit	567,661	445,311	502,033	1,857,864	1,300,679
Operating expenses:
Selling, general and administrative	49,582	46,293	57,094	188,262	197,622
Research and development	46,499	50,197	43,862	191,375	152,307
Production start-up	14,811	26,822	9,847	84,492	64,777
Litigation loss	—	—	—	430	35,590
Total operating expenses	110,892	123,312	110,803	464,559	450,296
Gain on sales of businesses, net	—	—	6,554	1,115	6,883
Operating income	456,769	321,999	397,784	1,394,420	857,266
Foreign currency loss, net	(7,311)	(5,158)	(9,947)	(24,976)	(21,533)
Interest income	14,666	22,580	23,565	89,090	97,667
Interest expense, net	(10,887)	(9,008)	(7,068)	(38,870)	(12,965)
Other expense, net	(6,891)	(3,071)	(27,653)	(13,326)	(29,145)
Income before taxes	446,346	327,342	376,681	1,406,338	891,290
Income tax expense	(53,230)	(14,386)	(27,442)	(114,294)	(60,513)
Net income	$393,116	$312,956	$349,239	$1,292,044	$830,777

Net income per share:
Basic	$3.67	$2.92	$3.27	$12.07	$7.78
Diluted	$3.65	$2.91	$3.25	$12.02	$7.74
Weighted-average number of shares used in per share calculations:
Basic	107,058	107,049	106,844	107,015	106,795
Diluted	107,595	107,562	107,558	107,525	107,372

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,292,044	$830,777	$(44,166)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, amortization and accretion	423,498	307,994	269,724
Impairments and net losses on disposal of long-lived assets	1,360	1,568	63,338
Share-based compensation	28,104	34,219	28,656
Deferred income taxes	(54,754)	(60,813)	(12,799)
Gain on sales of businesses, net	(1,115)	(6,883)	(253,511)
Liabilities assumed by customers for the sale of systems	—	—	(145,281)
Gain on debt forgiveness	—	—	(30,201)
Other, net	11,982	22,062	(1,029)
Changes in operating assets and liabilities:
Accounts receivable, trade	(505,336)	(304,183)	118,724
Inventories	(276,807)	(205,106)	16,693
Government grants receivable	270,300	(659,745)	—
Other assets	(311,363)	(215,707)	(86,938)
Income tax receivable and payable	47,421	8,656	43,592
Accounts payable and accrued expenses	268,731	79,328	5,569
Deferred revenue	698	783,207	912,946
Other liabilities	23,236	(13,114)	(11,948)
Net cash provided by operating activities	1,217,999	602,260	873,369
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,526,076)	(1,386,775)	(903,605)
Purchases of marketable securities and restricted marketable securities	(2,516,097)	(3,612,801)	(3,375,008)
Proceeds from sales and maturities of marketable securities	2,491,857	4,563,890	2,646,787
Proceeds from sales of businesses, net of cash and restricted cash sold	—	7,680	442,302
Acquisitions, net of cash acquired	—	(35,739)	—
Other investing activities	(12,991)	(9,046)	(3,050)
Net cash used in investing activities	(1,563,307)	(472,791)	(1,192,574)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	258,461	367,983	397,380
Repayment of debt	(205,821)	—	(75,896)
Payments of tax withholdings for restricted shares	(20,178)	(31,130)	(12,092)
Contingent consideration payment and other financing activities	(7,613)	—	—
Net cash provided by financing activities	24,849	336,853	309,392
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(6,387)	5,285	47,438
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(326,846)	471,607	37,625
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,965,069	1,493,462	1,455,837
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$1,638,223	$1,965,069	$1,493,462
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$185,618	$249,455	$315,961
Proceeds to be received from asset-based government grants	$171,920	$152,208	$—
Acquisitions funded by contingent consideration	$6,500	$18,500	$—

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